UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(state or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200Santa Monica, CA	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective as of July 8, 2011, the Board of Directors of Douglas Emmett, Inc. increased the number of its members from eight to nine, and elected David T. Feinberg as a director.  Dr. Feinberg has served as the Chief Executive Officer of the UCLA Hospital System and Associate Vice Chancellor of UCLA Health Sciences since 2007.  He is also a Clinical Professor of Psychiatry at UCLA’s David Geffen School of Medicine, and has held other positions at UCLA and its Hospital System since joining its faculty in 1994.  Dr. Feinberg is a director of OSI Systems (NASDAQ: OSIS).  Dr. Feinberg earned a bachelor’s degree in economics from the University of California at Berkeley, an M.D. from the University of Health Sciences/The Chicago Medical School and a Masters of Business Administration from Pepperdine University.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1                      Press release issued by Douglas Emmett, Inc. dated July 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated: July 11, 2011	By:	/s/ JORDAN L. KAPLAN
Jordan L. Kaplan President and Chief Executive Officer